Exhibit 99.1

CONTACT:	Corporate Communications 404-715-2554 news archive at news.delta.com Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for July 2013

ATLANTA, Aug. 2, 2013 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for July 2013.

Consolidated passenger unit revenue (PRASM) for the month of July increased 3.0% year over year, led by improvement in Delta’s hubs in Atlanta and New York and solid performance in trans-Atlantic markets.  System PRASM pressure from yen devaluation continues and drove 1 point of negative impact for the month.

Delta completed 99.5 percent of its flights in July and ran an on-time arrival rate of 74.5% percent.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
July consolidated PRASM change year over year	3.0%
Projected September quarter fuel price per gallon, adjusted	$3.05 - $3.10
July mainline completion factor	99.5%
July on-time performance (preliminary DOT A14)	74.5%

Note: Fuel price includes taxes, transportation, settled hedges, hedge premiums and refinery impact, but excludes mark to market adjustments on open hedges.

Delta Air Lines serves more than 160 million customers each year. Delta was named by Fortune magazine as the most admired airline worldwide in its 2013 World’s Most Admired Companies airline industry list, topping the list for the second time in three years. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 327 destinations in 63 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-LaGuardia, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. Delta is investing more than $3 billion in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta and Facebook.com/delta

Forward Looking Statements

Statements in this press release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the availability of aircraft fuel; the impact of posting collateral in connection with our fuel hedge contracts; the impact of significant funding obligations with respect to defined benefit pension plans; the impact that our indebtedness may have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; interruptions or disruptions in service at one of our hub airports; our dependence on technology in our operations; disruptions or security breaches of our information technology infrastructure; the ability of our credit card processors to take significant holdbacks in certain circumstances; the possible effects of accidents involving our aircraft; the effects of weather, natural disasters and seasonality on our business; the effects of an extended disruption in services provided by third party regional carriers; failure or inability of insurance to cover a significant liability at the Trainer refinery; the impact of environmental regulation on the Trainer refinery, including costs related to renewable fuel standard regulations; our ability to retain management and key employees; our ability to use net operating losses to offset future taxable income; competitive conditions in the airline industry; the effects of extensive government regulation on our business; the effects of terrorist attacks; the effects of the rapid spread of contagious illnesses; and the costs associated with insurance.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2012 and our quarterly report on Form 10-Q for the quarterly period ended June 30, 2013.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of August 2, 2013, and which we have no current intention to update.

	Monthly Traffic Results (a)					Year to Date Traffic Results (a)

	July 2013	July 2012	Change			July 2013	July 2012	Change

RPMs (000):
Domestic	11,062,888	11,076,380	(0.1%	)		66,826,976	67,255,753	(0.6%	)
Delta Mainline	9,065,055	8,931,773	1.5%			54,075,533	53,328,713	1.4%
Regional	1,997,833	2,144,607	(6.8%	)		12,751,443	13,927,040	(8.4%	)
International	8,354,897	8,021,972	4.2%			46,446,842	45,713,945	1.6%
Latin America	1,504,721	1,364,616	10.3%			9,057,754	8,400,227	7.8%
Delta Mainline	1,489,338	1,349,361	10.4%			8,932,136	8,299,949	7.6%
Regional	15,382	15,255	0.8%			125,618	100,278	25.3%
Atlantic	4,588,508	4,362,826	5.2%			23,072,500	23,200,398	(0.6%	)
Pacific	2,261,668	2,294,530	(1.4%	)		14,316,588	14,113,320	1.4%
Total System	19,417,785	19,098,352	1.7%			113,273,819	112,969,698	0.3%

ASMs (000):
Domestic	12,861,310	12,615,920	1.9%			79,996,662	79,652,736	0.4%
Delta Mainline	10,370,044	10,018,777	3.5%			63,493,616	62,083,425	2.3%
Regional	2,491,266	2,597,143	(4.1%	)		16,503,047	17,569,311	(6.1%	)
International	9,465,622	9,126,712	3.7%			55,231,641	55,880,123	(1.2%	)
Latin America	1,687,384	1,517,741	11.2%			10,813,143	10,438,945	3.6%
Delta Mainline	1,669,218	1,498,350	11.4%			10,649,261	10,288,881	3.5%
Regional	18,166	19,391	(6.3%	)		163,882	150,064	9.2%
Atlantic	5,096,435	4,878,565	4.5%			27,459,804	28,200,318	(2.6%	)
Pacific	2,681,803	2,730,406	(1.8%	)		16,958,693	17,240,860	(1.6%	)
Total System	22,326,932	21,742,632	2.7%			135,228,303	135,532,859	(0.2%	)

Load Factor:
Domestic	86.0%	87.8%	(1.8)		pts	83.5%	84.4%	(0.9)		pts
Delta Mainline	87.4%	89.2%	(1.8)		pts	85.2%	85.9%	(0.7)		pts
Regional	80.2%	82.6%	(2.4)		pts	77.3%	79.3%	(2.0)		pts
International	88.3%	87.9%	0.4		pts	84.1%	81.8%	2.3		pts
Latin America	89.2%	89.9%	(0.7)		pts	83.8%	80.5%	3.3		pts
Delta Mainline	89.2%	90.1%	(0.9)		pts	83.9%	80.7%	3.2		pts
Regional	84.7%	78.7%	6.0		pts	76.7%	66.8%	9.9		pts
Atlantic	90.0%	89.4%	0.6		pts	84.0%	82.3%	1.7		pts
Pacific	84.3%	84.0%	0.3		pts	84.4%	81.9%	2.5		pts
Total System	87.0%	87.8%	(0.8)		pts	83.8%	83.4%	0.4		pts

Mainline Completion Factor	99.5%	99.5%	0.0		pts

Passengers Boarded	15,643,927	15,681,630	(0.2%	)		95,781,340	96,381,873	(0.6%	)

Cargo Ton Miles (000):	200,996	211,251	(4.9%	)		1,340,324	1,386,928	(3.4%	)

Endnote:

a  Results include flights operated under contract carrier arrangements.